EXHIBIT 23.1
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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement of Network-1 Security Solutions, Inc. (the "Company") on Form S-8 (File No. 333-64066) of our report dated February 22, 2005, with respect to Notes B and C[9] November 20, 2005, on our audit of the financial statements of the Company as of December 31, 2004 and 2003 and for each of the years then ended, included in the Annual Report on Form 10-KSB, Amendment No. 2 for the year ended December 31, 2004.



/s/ Eisner LLP
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Eisner LLP



New York, New York
November 20, 2005